Exhibit 99

CONTACT:     REGIS CORPORATION:

Mark Fosland — Vice President, Finance

952-806-1707

Alex Forliti — Director, Finance-Investor Relations

952-806-1767

For Immediate Release

REGIS REPORTS THIRD QUARTER 2010 EARNINGS

MINNEAPOLIS, April 28, 2010 — Regis Corporation (NYSE:RGS), the global leader in the $150 billion to $170 billion hair care industry, today reported third quarter breakeven EPS, which includes a non-cash, after-tax impairment charge of $23.4 million related to the Company’s Regis salon division.  Absent this non-operational item, third quarter operational earnings were $0.37 per diluted share.  A complete reconciliation of reported earnings to operational earnings is included in today’s press release.  A more comprehensive reconciliation is available on the Company’s website at www.regiscorp.com.

On April 8, 2010, the Company reported that revenues for the third quarter ended March 31, 2010 decreased 2.7 percent to $588 million, including a decline in consolidated total same-store sales of 1.8 percent.

“We saw a gradual improvement in our overall same-store sales results in the quarter, and the month of March was our best month in a long-time with flat North American same-store sales.  Our value priced concepts continue to perform better than our higher price point Regis division,” commented Paul D. Finkelstein, Chairman and Chief Executive Officer.  “Our third quarter results mirrored those of the previous two quarters as we continue to benefit from initiatives to improve gross margins and reduce expenses.  After adjusting last year’s results for the impact of our recent equity and convertible note issuance, our third quarter operational earnings of $0.37 per share exceeded last year’s adjusted operational results of $0.36 per share.

“We did incur a $33 million pre-tax charge related to the write-down of goodwill in the Regis salon division. Higher-end retailers have borne the brunt of the recession to a greater degree than value retailers, and the Regis division is no exception.  Customers have lengthened their visitation patterns and reduced mall traffic has led to a decline in our walk-in customer base.  Revenues in the Regis division are expected to decline from $514 million in fiscal 2008 to an estimated $450 million in fiscal 2010.   We remain confident in the Regis division business model.  The Regis division continues to generate considerable cash flow and the business shows signs of stabilizing.  We will make the necessary investments to improve the Regis division, and as a result we expect to see a significant turn-around during the next year or two.”

Mr. Finkelstein concluded, “I would like to provide some insight into our current internal fiscal 2010 and 2011 expectations.  For fiscal 2010, we now believe EBITDA should approximate $250 million.  With a slow economic recovery, we expect a continued, gradual improvement in customer visitation trends throughout fiscal 2011.  As a result, we believe same-store sales could be in the range of negative one percent to positive two percent.  At these same-store sales levels, and before any investment to reinvigorate the Regis salon division, EBITDA should be in a range of $235 million to $270 million.

Our growth plans remain modest, and, consistent with fiscal year 2010 levels, we plan to build 160 new salon locations.  We expect to spend approximately $95 million for salon and corporate capital expenditures and approximately $25 million for acquisitions.  The 2011 capital expenditure budget incorporates approximately $80 million for maintenance, including an incremental $15 million related to several new technology enhancements, including an upgrade to our current salon point-of-sale system.  Finally, we plan to generate excess cash of approximately $55 million to $80 million during fiscal 2011.”

As of March 31, 2010 Regis Corporation owned, franchised, or held ownership interest in 12,748 worldwide locations.

As required by accounting convention, the Company will record in its fourth fiscal quarter an additional $0.05 per diluted share of non-operational tax expense related to the third quarter Regis salon division impairment charge.

Regis Corporation will host a conference call discussing third quarter results today, April 28, 2010 at 10 a.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 877-941-2927. A replay of the call will be available later that day. The replay phone number is 800-406-7325, access code 4269750#.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of March 31, 2010, the Company owned, franchised or held ownership interests in over 12,700 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia.  For additional information about the company, including a reconciliation of non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions, and in particular, continued weakness in the U.S. and global economies; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with the financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; the ability of the Company to consummate the planned closure of salons and the related realization of the anticipated costs, benefits and time frame; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2009. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
as of March 31, 2010 and June 30, 2009
(In thousands, except per share data)

	March 31, 2010	June 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$168,905	$42,538
Receivables, net	25,548	44,935
Inventories	152,982	158,570
Deferred income taxes	22,453	22,086
Income tax receivable	45,807	47,164
Other current assets	33,085	37,693
Total current assets	448,780	352,986

Property and equipment, net	362,494	391,538
Goodwill	740,003	764,422
Other intangibles, net	120,954	126,961
Investment in and loans to affiliates	199,270	211,400
Other assets	81,894	45,179

Total assets	$1,953,395	$1,892,486

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$76,959	$55,454
Accounts payable	59,824	62,394
Accrued expenses	160,592	156,638
Total current liabilities	297,375	274,486

Long-term debt and capital lease obligations	392,917	578,853
Other noncurrent liabilities	251,418	236,287
Total liabilities	941,710	1,089,626

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 57,147,390 and 43,881,364 common shares at March 31, 2010 and June 30, 2009, respectively	2,857	2,194
Additional paid-in capital	329,553	151,394
Accumulated other comprehensive income	62,850	51,855
Retained earnings	616,425	597,417

Total shareholders’ equity	1,011,685	802,860

Total liabilities and shareholders’ equity	$1,953,395	$1,892,486

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REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009
Revenues:
Service	$447,879	$453,301	$1,332,282	$1,367,414
Product	129,949	128,573	386,811	395,530
Product sold to Premier (1)	—	12,596	19,962	12,596
Royalties and fees	9,743	9,616	29,431	29,501
	587,571	604,086	1,768,486	1,805,041
Operating expenses:
Cost of service	255,568	259,465	760,349	783,380
Cost of product	62,061	61,621	184,014	192,318
Cost of product sold to Premier (1)	—	12,596	19,962	12,596
Site operating expenses	48,280	49,864	147,365	145,886
General and administrative	72,741	69,592	217,912	219,887
Rent	85,908	85,654	257,298	259,846
Depreciation and amortization	26,552	27,384	81,253	82,171
Goodwill impairment	33,000	—	33,000	41,661
Lease termination costs	—	838	3,552	2,836
Total operating expenses	584,110	567,014	1,704,705	1,740,581

Operating income	3,461	37,072	63,781	64,460

Other income (expense):
Interest expense	(9,039)	(9,684)	(45,424)	(30,782)
Interest income and other, net	3,125	1,316	6,768	6,513
(Loss) income from continuing operations before income taxes and equity in income of affiliated companies	(2,453)	28,704	25,125	40,191
Income taxes	(291)	(9,667)	(10,818)	(29,008)
Equity in income of affiliated companies, net of income taxes	2,680	1,988	8,394	142
(Loss) income from continuing operations	$(64)	$21,025	$22,701	$11,325

Income (loss) from discontinued operations, net of income taxes	—	(12,171)	3,161	(131,237)

Net (loss) income	$(64)	$8,854	$25,862	$(119,912)

Net (loss) income per share:
Basic:
(Loss) income from continuing operations	(0.00)	0.49	0.41	0.26
Income (loss) from discontinued operations	—	(0.28)	0.06	(3.06)
Net (loss) income per share, basic	$(0.00)	$0.21	$0.47	$(2.80)

Diluted, including the effect of assumed conversion when dilutive:
(Loss) income from continuing operations	(0.00)	0.49	0.41	0.26
Income (loss) from discontinued operations	—	(0.28)	0.06	(3.05)
Net (loss) income per share, diluted	$(0.00)	$0.21	$0.46 (2)	$(2.79)

Weighted average common and common equivalent shares outstanding:
Basic	56,301	42,905	55,572	42,863
Diluted	56,301	42,917	55,688	42,966

Cash dividends declared per common share	$0.04	$0.04	$0.12	$0.12

(1) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009. The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period. The agreement was substantially complete as of September 30, 2009.

(2) Total is a recalculation; line items calculated individually will not sum to total due to rounding.

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REGIS CORPORATION (NYSE: RGS)
SELECTED CASH FLOW DATA
(In thousands)

	Nine Months Ended March 31,
	2010	2009

Net cash provided by operating activities	$151,822	$120,725
Net cash used in investing activities	(23,324)	(92,521)
Net cash used in financing activities	(7,161)	(79,637)
Effect of exchange rate changes on cash and cash equivalents	5,030	(19,131)
Increase (decrease) in cash and cash equivalents	126,367	(70,564)

Cash and cash equivalents:
Beginning of year	42,538	127,627
End of year	$168,905	$57,063

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REGIS CORPORATION (NYSE: RGS)

Salon / Hair Restoration Center Counts and Revenues

	March 31, 2010	June 30, 2009
SYSTEM-WIDE LOCATIONS:

Company-owned salons	7,948	7,981
Franchise salons	2,023	2,045
Company-owned hair restoration centers	62	62
Franchise hair restoration centers	33	33
Ownership interest locations	2,682	2,804
Total, system-wide	12,748	12,925

SALON LOCATION SUMMARY

	March 31, 2010	June 30, 2009
NORTH AMERICAN SALONS:
REGIS SALONS
Open at beginning of period	1,071	1,078
Salons constructed	9	20
Acquired	3	23
Less relocations	(8)	(14)
Salon openings	4	29
Conversions	—	—
Salons closed	(19)	(36)
Total, Regis Salons	1,056	1,071

MASTERCUTS
Open at beginning of period	602	615
Salons constructed	13	14
Acquired	—	—
Less relocations	(6)	(10)
Salon openings	7	4
Conversions	—	—
Salons closed	(8)	(17)
Total, MasterCuts Salons	601	602

TRADE SECRET
Company-owned salons:
Open at beginning of period	—	674
Salons constructed	—	10
Acquired	—	—
Franchise buybacks	—	—
Less relocations	—	(4)
Salon openings	—	6
Conversions	—	—
Salons sold	—	(655)
Salons closed	—	(25)
Total company-owned salons	—	—

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	March 31, 2010	June 30, 2009
Franchise salons:
Open at beginning of period	—	106
Salons constructed	—	1
Acquired	—	—
Less relocations	—	—
Salon openings	—	1
Franchise buybacks	—	—
Interdivisional reclassification (3)	—	(43)
Salons sold	—	(57)
Salons closed	—	(7)
Total franchise salons	—	—

Total, Trade Secret Salons	—	—

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	2,300	2,212
Salons constructed	73	71
Acquired	—	—
Franchise buybacks	5	24
Less relocations	(3)	(2)
Salon openings	75	93
Conversions	—	—
Salons closed	(6)	(5)
Total company-owned salons	2,369	2,300

Franchise salons:
Open at beginning of period	122	146
Salons constructed	2	1
Acquired	—	—
Less relocations	—	—
Salon openings	2	1
Conversions	—	—
Franchise buybacks	(5)	(24)
Salons closed	—	(1)
Total franchise salons	119	122

Total, SmartStyle/Cost Cutters in Wal-Mart Salons	2,488	2,422

SUPERCUTS
Company-owned salons:
Open at beginning of period	1,114	1,132
Salons constructed	9	27
Acquired	—	—
Franchise buybacks	9	6
Less relocations	(2)	(2)
Salon openings	16	31
Conversions	—	(2)
Salons closed	(21)	(47)
Total company-owned salons	1,109	1,114

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	March 31, 2010	June 30, 2009
Franchise salons:
Open at beginning of period	1,022	997
Salons constructed	33	51
Acquired (2)	—	—
Less relocations	(4)	(7)
Salon openings	29	44
Conversions	7	1
Franchise buybacks	(9)	(6)
Salons closed	(20)	(14)
Total franchise salons	1,029	1,022

Total, Supercuts Salons	2,138	2,136

PROMENADE
Company-owned salons:
Open at beginning of period	2,450	2,399
Salons constructed	15	36
Acquired	—	71
Franchise buybacks	5	53
Less relocations	(9)	(16)
Salon openings	11	144
Conversions	—	1
Salons closed	(64)	(94)
Total company-owned salons	2,397	2,450

Franchise salons:
Open at beginning of period	901	914
Salons constructed	26	40
Acquired	—	—
Less relocations	(8)	(7)
Salon openings	18	33
Conversions	(7)	—
Franchise buybacks	(5)	(53)
Interdivisional reclassification (3)	—	43
Salons closed	(32)	(36)
Total franchise salons	875	901

Total, Promenade	3,272	3,351

INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	444	472
Salons constructed	—	4
Acquired	—	—
Franchise buybacks	—	—
Less relocations	—	(1)
Salon openings	—	3
Conversions	—	—
Salons closed	(28)	(31)
Total, International salons	416	444

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	March 31, 2010	June 30, 2009
TOTAL SYSTEM-WIDE SALONS:
Company-owned salons:
Open at beginning of period	7,981	8,582
Salons constructed	119	182
Acquired	3	94
Franchise buybacks	19	83
Less relocations	(28)	(49)
Salon openings	113	310
Conversions	—	(1)
Salons sold	—	(655)
Salons closed	(146)	(255)
Total company-owned salons	7,948	7,981

Franchise salons:
Open at beginning of period	2,045	2,163
Salons constructed	61	93
Acquired (2)	—	—
Less relocations	(12)	(14)
Salon openings	49	79
Conversions	—	1
Franchise buybacks	(19)	(83)
Salons sold	—	(57)
Salons closed	(52)	(58)
Total franchise salons	2,023	2,045

Total Salons	9,971	10,026

HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	62	57
Salons constructed	2	8
Acquired	—	—
Franchise buybacks	—	2
Less relocations	(2)	(5)
Salon openings	—	5
Conversions	—	—
Sites closed	—	—
Total company-owned hair restoration centers	62	62

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	March 31, 2010	June 30, 2009
Franchise hair restoration centers:
Open at beginning of period	33	35
Salons constructed	—	—
Acquired	—	—
Less relocations	—	—
Salon openings	—	—
Franchise buybacks	—	(2)
Sites closed	—	—
Total franchise hair restoration centers	33	33

Total Hair Restoration Centers	95	95

Ownership interest locations	2,682	2,804

Grand Total, System-wide	12,748	12,925

(1) Canadian and Puerto Rican salons are included in the Regis Salons, MasterCuts, Supercuts and Promenade concepts and not included in the International salon totals.

(2) Represents primarily the acquisition of franchise networks.

(3) On February 16, 2009 the Company announced the completion of the sale of Trade Secret retail product division to Premier Salons Beauty, Inc.  As a result of this transaction, the Company reported the Trade Secret operations as discontinued operations for all periods presented.  Forty-three franchise salons were not included in the sale of Trade Secret to Premier Salons Beauty, Inc. and are not reported as discontinued operations. These franchise salons are now included in Promenade.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

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REVENUES BY CONCEPT:

	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2010	2009	2010	2009
North American salons:
Regis	$110,893	$117,424	$329,966	$360,767
MasterCuts	43,287	43,237	125,561	128,750
SmartStyle	139,042	136,012	398,820	395,053
Supercuts	77,859	77,151	233,907	230,377
Promenade (3)	145,897	159,731	460,403	459,955
Total North American salons (2)	516,978	533,555	1,548,657	1,574,902

International salons	35,458	35,878	114,603	125,594
Hair restoration centers	35,135	34,653	105,226	104,545
Consolidated revenues	$587,571	$604,086	$1,768,486	$1,805,041

Percent change from prior year	(2.7)%	(2.4)%	(2.0)%	(1.9)%

Same-store sales decrease (1)	(1.8)%	(4.5)%	(3.3)%	(2.8)%

(1) Salon same-store sales are calculated on a daily basis as the total change in sales for company-owned salons which were open on a specific day of the week during the current period and the corresponding prior period.  Quarterly and year-to-date salon same-store sales are the sum of the same-store sales computed on a daily basis.  Relocated salons are included in same-store sales as they are considered to have been open in the prior period.  International same-store sales are calculated in local currencies so that foreign currency fluctuations do not impact the calculation.  Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in salon revenues attributable to its organic growth (new salon construction and same-store sales growth) versus growth from acquisitions.

(2) Beginning with the period ended December 31, 2008, the operations of Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation.  All periods presented reflect Trade Secret as a discontinued operation.  Accordingly, Trade Secret revenues are excluded from this presentation.

(3) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009. The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period.  For the three months ended March 31, 2010, and 2009 the Company generated revenue of $0.0 and $12.6 million, respectively, in product sold to Premier, which represented 0.0 and 2.1 percent of consolidated revenues, respectively. For the nine months ended March 31, 2010 and 2009 the Company generated revenue of $20.0 and $12.6 million, respectively, in product sold to Premier, which represented 1.1 and 0.7 percent of consolidated revenues, respectively. The agreement was substantially complete as of September 30, 2009.

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FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon, and hair restoration businesses is shown in the following tables.

	For the Three Months Ended March 31, 2010
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$406,244	$24,794	$16,841	$—	$447,879
Product	101,619	10,664	17,666	—	129,949
Product sold to Premier (1)	—	—	—	—	—
Royalties and fees	9,115	—	628	—	9,743
	516,978	35,458	35,135	—	587,571
Operating expenses:
Cost of service	233,460	12,683	9,425	—	255,568
Cost of product	51,477	5,526	5,058	—	62,061
Cost of product sold to Premier (1)	—	—	—	—	—
Site operating expenses	45,085	1,945	1,250	—	48,280
General and administrative	27,818	2,994	10,305	31,624	72,741
Rent	74,233	8,873	2,227	575	85,908
Depreciation and amortization	17,398	1,349	3,039	4,766	26,552
Goodwill impairment	33,000	—	—	—	33,000
Lease termination costs	—	—	—	—	—
Total operating expenses	482,471	33,370	31,304	36,965	584,110

Operating income (loss)	34,507	2,088	3,831	(36,965)	3,461

Other income (expense):
Interest expense	—	—	—	(9,039)	(9,039)
Interest income and other, net	—	—	—	3,125	3,125
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$34,507	$2,088	$3,831	$(42,879)	$(2,453)

(1) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period. The agreement was substantially complete as of September 30, 2009.

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	For the Three Months Ended March 31, 2009
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$412,226	$24,858	$16,217	$—	$453,301
Product	99,743	11,020	17,810	—	128,573
Product sold to Premier (1)	12,596	—	—	—	12,596
Royalties and fees	8,990	—	626	—	9,616
	533,555	35,878	34,653	—	604,086
Operating expenses:
Cost of service	238,093	12,482	8,890	—	259,465
Cost of product	50,046	6,252	5,323	—	61,621
Cost of product sold to Premier (1)	12,596	—	—	—	12,596
Site operating expenses	46,211	2,364	1,289	—	49,864
General and administrative	28,289	2,942	9,225	29,136	69,592
Rent	73,426	9,438	2,268	522	85,654
Depreciation and amortization	18,678	1,512	2,893	4,301	27,384
Goodwill impairment	—	—	—	—	—
Lease termination costs	838	—	—	—	838
Total operating expenses	468,177	34,990	29,888	33,959	567,014

Operating income (loss)	65,378	888	4,765	(33,959)	37,072

Other income (expense):
Interest expense	—	—	—	(9,684)	(9,684)
Interest income and other, net	—	—	—	1,316	1,316
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$65,378	$888	$4,765	$(42,327)	$28,704

(1) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period. The agreement was substantially complete as of September 30, 2009.

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	For the Nine Months Ended March 31, 2010
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$1,201,703	$81,353	$49,226	$—	$1,332,282
Product	299,421	33,250	54,140	—	386,811
Product sold to Premier (1)	19,962	—	—	—	19,962
Royalties and fees	27,571	—	1,860	—	29,431
	1,548,657	114,603	105,226	—	1,768,486
Operating expenses:
Cost of service	690,864	42,094	27,391	—	760,349
Cost of product	150,975	17,044	15,995	—	184,014
Cost of product sold to Premier (1)	19,962	—	—	—	19,962
Site operating expenses	136,133	7,360	3,872	—	147,365
General and administrative	85,381	9,289	27,520	95,722	217,912
Rent	220,960	28,007	6,744	1,587	257,298
Depreciation and amortization	53,449	4,387	9,114	14,303	81,253
Goodwill impairment	33,000	—	—	—	33,000
Lease termination costs	—	3,552	—	—	3,552
Total operating expenses	1,390,724	111,733	90,636	111,612	1,704,705

Operating income (loss)	157,933	2,870	14,590	(111,612)	63,781

Other income (expense):
Interest expense	—	—	—	(45,424)	(45,424)
Interest income and other, net	—	—	—	6,768	6,768
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$157,933	$2,870	$14,590	$(150,268)	$25,125

(1) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period. The agreement was substantially complete as of September 30, 2009.

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	For the Nine Months Ended March 31, 2009(1)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$1,229,736	$89,080	$48,598	$—	$1,367,414
Product	304,947	36,514	54,069	—	395,530
Product sold to Premier (2)	12,596	—	—	—	12,596
Royalties and fees	27,623	—	1,878	—	29,501
	1,574,902	125,594	104,545	—	1,805,041
Operating expenses:
Cost of service	709,874	46,902	26,604	—	783,380
Cost of product	155,723	20,329	16,266	—	192,318
Cost of product sold to Premier (2)	12,596	—	—	—	12,596
Site operating expenses	133,351	8,544	3,991	—	145,886
General and administrative	89,945	11,496	25,679	92,767	219,887
Rent	219,788	31,873	6,592	1,593	259,846
Depreciation and amortization	55,407	4,794	8,377	13,593	82,171
Goodwill impairment	—	41,661	—	—	41,661
Lease termination costs	2,836	—	—	—	2,836
Total operating expenses	1,379,520	165,599	87,509	107,953	1,740,581

Operating income (loss)	195,382	(40,005)	17,036	(107,953)	64,460

Other income (expense):
Interest expense	—	—	—	(30,782)	(30,782)
Interest income and other, net	—	—	—	6,513	6,513
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$195,382	$(40,005)	$17,036	$(132,222)	$40,191

(1) Beginning with the period ended December 31, 2008, the operations of the Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation. All comparable periods reflect Trade Secret as a discontinued operation.

(2) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation would supply product to Premier at cost for a transition period. The agreement was substantially complete as of September 30, 2009.

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REGIS CORPORATION (NYSE: RGS)

NON-GAAP FINANCIAL MEASURES (Unaudited)

The Company’s press release announcing results of operations for the three month period ended March 31, 2010 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•                  Third quarter breakeven EPS includes a non-cash, after-tax impairment charge of $23.4 million related to the Company’s Regis salon division.  Absent this non-operational item, third quarter operational earnings were $0.37 per diluted share.

•                  After adjusting last year’s results for the impact of our recent equity and convertible note issuance, our third quarter operational earnings of $0.37 per share exceeded last year’s adjusted operational results of $0.36 per share.

Non-GAAP Diluted Net Income Per Share

The table below is provided to assist the reader’s understanding of the three month period ending March 31, 2010 earnings.  The Company believes that adjusted net income per diluted share from operations, a non-GAAP financial measure, is a useful basis to compare the Company’s results against, because unusual items during the three month period ending March 31, 2010, impacted the Company’s reported net loss (see “Adjustments” in table below).  The presentation below reconciles as reported net loss per diluted share (U.S. GAAP amounts) to adjusted net income per diluted share from operations.  The adjusted net income per diluted share information should not be construed as an alternative to reported results under U.S. GAAP.

	Three Months Ended	Three Months Ended
	March 31, 2010	March 31, 2009
	(Dollars)	(Dollars)
Diluted net (loss) income per share, as reported (U.S. GAAP) (1)	$(0.001)	$0.206

Adjustments:
Goodwill impairment (2) (7)	0.346	—
Lease termination costs (3)	—	0.013
Discontinued operations (4)	—	0.284
Dilutive effect under if-converted method (5) (7)	0.029	—
Diluted net income per share from operations, adjusted	$0.374	$0.503

Offering impact (6)		$(0.147)

Diluted net income per share from operations, pro-forma		$0.356

(1) Diluted weighted average common shares outstanding were 56.3 million shares for the three months ended March 31, 2010. Diluted weighted average common and common equivalent shares outstanding were 42.9 million shares for the three months ended March 31, 2009. The dilutive effect of the common equivalent shares outstanding and convertible debt were not included in the reported diluted loss per share for the three months ended March 31, 2010, as the effect was anti-dilutive due to the reported net loss.

(2) The third quarter ending March 31, 2010 included $33.0 million ($23.4 million after-tax) of non-cash goodwill impairment expense related to the Company’s Regis salon division.

(3) The third quarter ending March 31, 2009 included $0.8 million ($0.6 million after-tax) in expense associated with the lease termination costs as part of the store closing plan of up to 160 underperforming company-owned salons.

(4) The third quarter ending March 31, 2009 included $12.2 million in loss from Trade Secret business, which is reported as discontinued operations.

(5) After-tax interest expense of $2.0 million, related to the convertible debt is added back to the numerator as required under the if-converted method, which assumes the convertible debt was converted at the beginning of the period.

(6) On a pro-forma basis for the three months ended March 31, 2009 adjusted diluted net income per share from operations would be calculated under the if-converted method.  The calculation under the if-converted method includes adjustments for the debt and equity offerings that occurred during the quarter ending September 30, 2009 that would have increased net income through the incremental savings on interest expense by approximately $2.4 million after-tax and increased the number of diluted shares by approximately 24.4 million.

(7) The earnings per share impact of the adjustments for the three months ended March 31, 2010 includes 0.2 million of common share equivalents and convertible share equivalent of 11.2 million of additional shares as operational earnings are dilutive under the if-converted method.

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